UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 7, 2005

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3274	FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC. 100 Central Avenue St. Petersburg, Florida 33701-3324 Telephone: (727) 820-5151 State of Incorporation: Florida	59-0247770
None
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
          (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated December 7, 2005, by and among the Registrant and Barclays Capital Inc. and Lehman Brothers Inc., as representatives of the several underwriters, in connection with the offering of $450,000,000 aggregate principal amount of the Registrant’s Series A Floating Rate Senior Notes due 2008, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103974) (the “Senior Notes”). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.
          (b) INDENTURE. The Registrant has entered into an Indenture (For Debt Securities), dated as of December 7, 2005, with J.P. Morgan Trust Company, National Association, as Trustee, and has executed an Officer’s Certificate (relating to the Senior Notes), dated December 13, 2005, in connection with the offering of the Senior Notes. Copies of the Indenture (For Debt Securities) and the Officer’s Certificate (relating to the Senior Notes) are filed herewith as Exhibits 4(a) and (b), respectively.
          (c) CALCULATION AGENCY AGREEMENT. The Registrant has entered into a Calculation Agency Agreement, dated as of December 13, 2005, with J.P. Morgan Trust Company, National Association, as Calculation Agent, in connection with the offering of the Senior Notes. A copy of the Calculation Agency Agreement is filed herewith as Exhibit 4(c).
Item 9.01. Financial Statements and Exhibits
Exhibits

1	Underwriting Agreement, dated December 7, 2005, by and among the Registrant and Barclays Capital Inc. and Lehman Brothers Inc., as representatives of the several underwriters.

4(a)	Indenture (For Debt Securities), dated as of December 7, 2005, with J.P. Morgan Trust Company, National Association, as Trustee.

4(b)	Officer’s Certificate (relating to the Senior Notes), dated December 13, 2005.

4(c)	Calculation Agency Agreement, dated as of December 13, 2005, with J.P. Morgan Trust Company, National Association, as Calculation Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
By:	/s/ Peter M. Scott III
Peter M. Scott III
Executive Vice President and Chief Financial Officer

Date: December 13, 2005